UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2023

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	GLBZ	Nasdaq Capital Market

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on June 30, 2023, John D. Long, a member of the Board of Directors and President and Chief Executive Officer of Glen Burnie Bancorp (the “Company”) and its wholly-owned subsidiary, The Bank of Glen Burnie (the “Bank”) since 2016, notified the Company’s Board of Directors that, effective December 31, 2023, he will retire from his positions with, and as a director of, the Company and the Bank. Mr. Long has since notified the Company’s Board of Directors that he would like to accelerate the date of his retirement to October 16, 2023.

On September 14, 2023, the Board of Directors of the Company approved the appointment of Mark C. Hanna as Executive Vice President of the Bank, effective October 2, 2023, and the appointment of Mr. Hanna to succeed Mr. Long as President and Chief Executive Officer of the Company and the Bank, effective October 16, 2023. The Board’s appointments were made subject to agreement of terms of employment, and on September 15, 2023, Mr. Hanna and the Bank agreed to terms of employment.

Mr. Hanna, age 55, has over 30 years’ experience in commercial banking, many of them with community banks. From 2017 through April 2023, Mr. Hanna served as President (adding the title of Chief Executive Officer in 2018) of F&M Bank Corp., and from 2005 until 2017 he served in various executive capacities with Eastern Virginia Bankshares and Virginia Company Bank (now part of Primis Financial Corp.). From 1990 to 2005, Mr. Hanna held different positions in large commercial banks. Mr. Hanna received a Bachelor of Science in Business Administration from Wake Forest University in 1990, and a Masters of Business Administration from the University of North Carolina at Greensboro in 1998.

Under the terms of Mr. Hanna’s employment, he will receive an annual base salary of $258,000, subject to merit increases in the discretion of management, plus benefits. In addition, he is eligible to receive incentive compensation in accordance with the policies of the Bank for its executive officers if certain performance goals are met. Mr. Hanna’s employment may be terminated by either party at any time.

Item 9.01.	Financial Statements and Exhibits.

(c)            Exhibits

The following exhibits are furnished herewith:

Exhibit No.

10.1	Employment Letter dated September 15, 2023 between The Bank of Glen Burnie and Mark C. Hanna

99.1	Press Release dated September 20, 2023

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: September 20, 2023	By:	/s/ John D. Long
John D. Long
Chief Executive Office